SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                       _______________

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 or 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): April 15, 2003


           Atlantic Coast Airlines Holdings, Inc.
     (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)   Identification No.)
                 of
           Incorporation)



      45200 Business Court, Dulles, VA             20166
   (Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:(703) 650-6000


                             N/A
(Former Name or Former Address, if Changed Since Last Report)


Item 9.   Regulation FD Disclosure.

On  April  14, 2003, Atlantic Coast Airlines Holdings,  Inc.
(ACA) (NASDAQ/NM: ACAI) issued a news release concerning first quarter 2003 earnings. (See Exhibit 99 attached).

Statements in this news release and by company executives regarding its relationship with United Airlines, Inc. and regarding projections and expectations of future aircraft deliveries, availability of financing, future payments by United, operations, earnings, revenues and costs represent forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such factors include, among others: the extent to which the company accepts regional jet deliveries under its agreement with Bombardier, and its ability to delay deliveries or to settle arrangements with Bombardier regarding undelivered aircraft, United's decision to elect either to affirm all of the terms of the company's United Express Agreement, or to reject the agreement in its entirety, the timing of such decision, any efforts by United to negotiate changes prior to making a decision on whether to affirm or reject the contract, United's ability and willingness to make future payments to the company under the United Express Agreement, the company's ability to collect pre-petition obligations from United or to offset pre-petition obligations due to United, and willingness of finance parties to continue to finance aircraft in light of the United situation and of market conditions generally. These and other factors are more fully disclosed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in ACAI's Annual Report on Form 10-K for the year ended December 31,
2002. These statements are made as of April 14, 2003 and ACA undertakes no obligation to update any such forward-looking information, whether as a result of new information, future events, changed expectations or otherwise.



                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES
                              HOLDINGS, INC.




Date:  April 15, 2003         By: /S/ Richard J.Surratt
                              Richard J. Surratt
                              Executive Vice President,
                              Treasurer and Chief Financial
                              Officer